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                                                                    EXHIBIT 2.25

                      INDUSTRIAL DATA SYSTEMS CORPORATION
                     600 CENTURY PLAZA DRIVE, BUILDING 140
                              HOUSTON, TEXAS 77073

                                November 5, 2001

Gentlemen:

     I am writing to you with respect to the Agreement and Plan of Merger dated July 31, 2001, as amended, between Industrial Data Systems Corporation, IDS Engineering Management, LC, PEI Acquisition, Inc., and Petrocon Engineering, Inc. (the "Merger Agreement"), and the Settlement Agreement and Plan of Reorganization dated July 31, 2001, between Petrocon Engineering, Inc., Industrial Data Systems Corporation, PEI Acquisition, Inc. and Equus II Incorporated (the "Settlement Agreement").

     Please sign below to confirm that, assuming all conditions to the closing are met, the parties have agreed to close the transactions contemplated by the Merger Agreement and the Settlement Agreement in December 2001, to be effective following the close of business on December 21, 2001.

                             Sincerely yours,

                             INDUSTRIAL DATA SYSTEMS CORPORATION


                             By:  /s/ William A. Coskey
                                ---------------------
                                William A. Coskey, President

ACKNOWLEDGED AND AGREED:

IDS ENGINEERING MANAGEMENT, LC


By:  /s/ William A. Coskey
     ----------------------------------
     William A. Coskey, President

PEI ACQUISITION, INC.


By:  /s/ William A. Coskey
     ----------------------------------
     William A. Coskey, President

PETROCON ENGINEERING, INC.


By:  /s/ Michael L. Burrow
     ----------------------------------
     Michael L. Burrow, President

EQUUS II INCORPORATED


By:  /s/ Randall B. Hale
     ----------------------------------
     Randall B. Hale, Vice President